    As filed with the Securities and Exchange Commission on January 14, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                         AMERICAN RETIREMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-16474303
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                         AMERICAN RETIREMENT CORPORATION
                      1997 STOCK INCENTIVE PLAN, AS AMENDED
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  W. E. SHERIFF
                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (615) 221-2250
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                   PROPOSED              PROPOSED
                                                    MAXIMUM               MAXIMUM
  TITLE OF SECURITIES      AMOUNT TO BE       OFFERING PRICE PER         AGGREGATE          AMOUNT OF
   TO BE REGISTERED         REGISTERED             SHARE(*)          OFFERING PRICE(*)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
     COMMON STOCK         853,812 SHARES           $6.0625             $5,176,235.25         $1,366.53
----------------------------------------------------------------------------------------------------------

* The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act and is based on the average of the high and low price per share of the Registrant's Common Stock as reported on The New York Stock Exchange on January 7, 2000.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share (the "Common Stock"), of American Retirement Corporation, a Tennessee corporation (the "Registrant"), issuable pursuant to the American Retirement Corporation 1997 Stock Incentive Plan, as amended. The Registrant's previously filed Registration Statements on Form S-8 (Nos. 333-28657 and 333-66821), as filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997 and November 5, 1998, respectively, are hereby incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) The Registrant's Current Report on Form 8-K, as filed with the Commission on February 1, 1999;

         (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

         (5) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

         (6) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated May 22, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         (7) The description of the Registrant's Common Stock purchase rights contained in the Registration Statement on Form 8-A, dated November 23, 1998, including amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8. Exhibits

                          See Exhibit Index (Page II-5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 13th day of January, 2000.

                                       AMERICAN RETIREMENT CORPORATION



                                       By: /s/ W. E. Sheriff
                                           -------------------------------------
                                           W. E. Sheriff
                                           Chairman and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints W. E. Sheriff and George T. Hicks, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                 Title                                  Date
             ---------                                 -----                                  ----
/s/ W.E. Sheriff                                 Chairman and Chief                      January 13, 2000
---------------------------------------      Executive Officer (Principal
W. E. Sheriff                                    Executive Officer)


/s/ George T. Hicks                          Executive Vice President -                  January 13, 2000
---------------------------------------                Finance
George T. Hicks                               Chief Financial Officer
                                             (Principal Financial and
                                                Accounting Officer)

/s/ H. Lee Barfield II                               Director                            January 13, 2000
---------------------------------------
H. Lee Barfield II

             Signature                                 Title                                  Date
             ---------                                 -----                                  ----
/s/ Frank M. Bumstead                                 Director                           January 13, 2000
---------------------------------------
Frank M. Bumstead

/s/ Christopher J. Coates                             Director                           January 13, 2000
---------------------------------------
Christopher J. Coates

/s/ Robin G. Costa                                    Director                           January 13, 2000
---------------------------------------
Robin G. Costa

/s/ Clarence Edmonds                                  Director                           January 13, 2000
---------------------------------------
Clarence Edmonds

/s/ John A. Morris, Jr., M.D.                         Director                           January 13, 2000
---------------------------------------
John A. Morris, Jr., M.D.

/s/ Daniel K. O'Connell                               Director                           January 13, 2000
---------------------------------------
Daniel K. O'Connell

/s/ Robert G. Roskamp                                 Director                           January 13, 2000
---------------------------------------
Robert G. Roskamp

/s/ Nadine C. Smith                                   Director                           January 13, 2000
---------------------------------------
Nadine C. Smith

/s/ Laurence J. Stuesser                              Director                           January 13, 2000
---------------------------------------
Laurence J. Stuesser

                                  EXHIBIT INDEX

 Exhibit Number            Description
 --------------            -----------

         5        Opinion of Bass, Berry & Sims PLC

         10       1997 Stock Incentive Plan, as amended

         23.1     Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

         23.2     Consent of KPMG LLP

         24       Power of Attorney (included on Page II-3)






















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